             PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                      EXCHANGE ACT OF 1934 (AMENDMENT NO.     )

Filed by the Registrant   /x/
Filed by a Party other than the Registrant   / /

Check the appropriate box:


/ /  Preliminary Proxy Statement
/x/  Definitive Proxy Statement
/ /  Definitive Additional Materials
/ /  Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12


                              HAWKER PACIFIC AEROSPACE
--------------------------------------------------------------------------------
                   (Name of Registrant as Specified in its Charter)


--------------------------------------------------------------------------------
       (Name of Person(s) Filing Proxy Statement if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):


/x/  No fee required.
/ /  $125 per Exchange Act Rules 0-11(c)(l)(ii), 14a-6(i)(l), or 14a-6(j)(2) or
     Item 22(a)(2) of Schedule 14A.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1)   Title of each class of securities to which transaction applies:

          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:

          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          (Set forth the amount on which the filing fee is calculated and state how it was determined.)

          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:

          ----------------------------------------------------------------------

     5)   Total fee paid:

          ----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
                                 -----------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
                                                       -------------------------

     3)   Filing Party:
                       ---------------------------------------------------------

     4)   Date Filed:
                     -----------------------------------------------------------

                               HAWKER PACIFIC AEROSPACE
                                  11240 SHERMAN WAY
                             SUN VALLEY, CALIFORNIA 91352

                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        TO BE HELD ON WEDNESDAY, JULY 29, 1998


     NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders (the "Annual Meeting") of Hawker Pacific Aerospace (the "Company") will be held at the principal executive offices of the Company, located at 11240 Sherman Way, Sun Valley, California 91352, on Wednesday, July 29, 1998 at 10:00 A.M., Pacific Daylight Savings Time, for the following purposes, as more fully described in the attached Proxy Statement:

          (1) To elect seven directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; and

          (2) To transact such other business as may properly be brought before the Annual Meeting or any and all adjournments thereof.

     The Board of Directors has fixed the close of business on Thursday, June 18, 1998 as the record date for the determination of shareholders entitled to notice of and to vote at the Annual Meeting. Only shareholders at the close of business on the record date are entitled to vote at the Annual Meeting.

     Accompanying this Notice are a Proxy and Proxy Statement. IF YOU WILL NOT BE ABLE TO ATTEND THE ANNUAL MEETING TO VOTE IN PERSON, PLEASE COMPLETE, SIGN AND DATE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED POSTAGE PAID ENVELOPE. The Proxy may be revoked at any time prior to its exercise at the Annual Meeting. The Proxy and Proxy Statement are first being mailed to shareholders on or about June 29, 1998.

                                        By Order of the Board of Directors,


                                        /s/ Scott W. Hartman

                                        Scott W. Hartman
                                        CHAIRMAN OF THE BOARD

Sun Valley, California
June 29, 1998

                               HAWKER PACIFIC AEROSPACE
                                  11240 SHERMAN WAY
                             SUN VALLEY, CALIFORNIA 91352


                            ANNUAL MEETING OF SHAREHOLDERS
                                    JULY 29, 1998

                                   PROXY STATEMENT


                                     INTRODUCTION

     This Proxy Statement ("Proxy Statement") is furnished to the shareholders of Hawker Pacific Aerospace, a California corporation (the "Company"), in connection with the solicitation of proxies by and on behalf of the Board of Directors of the Company. The proxies solicited hereby are to be voted at the Annual Meeting of Shareholders of the Company to be held on Wednesday, July 29, 1998, and at any and all adjournments thereof (the "Annual Meeting").

                              PURPOSE OF ANNUAL MEETING

     At the Annual Meeting, shareholders will be asked: (i) to elect seven directors of the Company to serve until the next annual meeting of shareholders or until their successors are duly elected and qualified; and (ii) to transact such other business as may properly be brought before the Annual Meeting or any and all adjournments thereof. The Board recommends a vote in favor of (i.e., "FOR") the election of the seven nominees for directors of the Company listed below.

                               QUORUM AND VOTING RIGHTS

     The presence, in person or by proxy, of the holders of a majority of the outstanding shares of Common Stock is necessary to constitute a quorum at the Annual Meeting. Only shareholders of record at the close of business on Thursday, June 18, 1998 (the "Record Date") will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 5,822,222 shares of Common Stock outstanding and entitled to vote. Holders of Common Stock as of the Record Date are entitled to one vote for each share held.

     All shares of Common Stock represented by properly executed proxies will, unless the proxies have previously been revoked, be voted in accordance with the instructions indicated in the proxies. If no instructions are indicated, the shares will be voted in favor of (i.e., "FOR") the election of the seven nominees for directors of the Company. With respect to any other item of business that may come before the Annual Meeting, the proxy holders will vote the proxy in accordance with their best judgment.

     In the election of directors, the seven candidates receiving the highest number of votes will be elected as directors. The other matters submitted for shareholder approval at the Annual Meeting will be decided by the affirmative vote of the majority of the shares represented in person or by proxy and entitled to vote on each such matter. Abstentions with respect to any matter are treated as shares present or represented and entitled to vote on that matter and thus have the same effect as negative votes. If a broker which is the record holder of certain shares indicates on a proxy that it does not have discretionary authority to vote on a particular matter as to such shares, or if shares are not voted in other circumstances in which proxy authority is defective or has been withheld with respect to a particular matter, these non-voted shares will be counted for quorum purposes but are not deemed to be present or represented for purposes of determining whether shareholder approval of that matter has been obtained. Any shareholder executing a proxy has the power to revoke the proxy at any time prior to its exercise. A proxy may be revoked prior to exercise by (a) filing


                                          1.

with the Company a written revocation of the proxy; (b) appearing at the Annual Meeting and casting a vote contrary to that indicated on the proxy; or (c) submitting a duly executed proxy bearing a later date.

     Shareholders may cumulate their votes with respect to the election of directors if one or more shareholder gives notice at the Annual Meeting, prior to voting, of an intention to cumulate votes for a nominated director. A shareholder may cumulate votes by casting for the election of one nominee a number of votes equal to the number of directors to be elected multiplied by the number of votes to which his shares are entitled or by distributing his votes on the same principle among as many candidates as he sees fit. If a proxy is marked "FOR" the election of directors, it may, at the discretion of the proxy holders, be voted cumulatively in the election of directors.

     The cost of preparing, printing, assembling and mailing this Proxy Statement and other material furnished to shareholders in connection with the solicitation of proxies will be borne by the Company. In addition to the solicitation of proxies by use of the mails, officers, directors and regular employees of the Company may solicit proxies by written communications, by telephone, telegraph or personal call. These persons are to receive no special compensation for any solicitation activities. The Company will reimburse banks, brokers and other persons holding Common Stock in their names, or those of their nominees, for their expenses in forwarding proxy solicitation materials to beneficial owners of Common Stock.

     This Proxy Statement and the accompanying form of proxy are first being mailed to shareholders on or about June 29, 1998.


                                          2.

                                ELECTION OF DIRECTORS

NOMINEES

     At the Annual Meeting, seven directors, who will constitute the entire Board of Directors, are to be elected to serve until the next Annual Meeting of Shareholders and until their successors shall be elected and shall qualify. All nominees have consented to being named herein and have agreed to serve if elected. The names of such nominees are as follows:

                    Scott W. Hartman
                    David L. Lokken
                    Daniel J. Lubeck
                    John G. Makoff
                    Joel F. McIntyre
                    Daniel C. Toomey, Jr.
                    Mellon C. Baird

     Management proxies will be voted FOR the election of all of the above named nominees unless the shareholder indicates that the proxy shall not be voted for all or any one of the nominees. If cumulative voting is utilized, the proxy holders intend to distribute the votes represented by each proxy, unless such authority is withheld, among the seven nominees named, in such proportion as they see fit. Nominees receiving the highest number of affirmative votes cast, up to the number of directors to be elected, will be elected as directors. Abstentions, broker non-votes, and instructions on the accompanying proxy card to withhold authority to vote for one or more of the nominees will result in the respective nominees receiving fewer votes. If for any reason any nominee should, prior to the Annual Meeting, become unavailable for election as a Director, an event not now anticipated, the proxies will be voted for such substitute nominee, if any, as may be recommended by management. In no event, however, shall the proxies be voted for a greater number of persons than the number of nominees named.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF THE SEVEN
          PERSONS NOMINATED FOR DIRECTOR HEREIN.


                                          3.

EXECUTIVE OFFICERS AND DIRECTORS

     Set forth below is certain information with respect to the directors, director-nominees and executive officers of the Company:


          NAME            AGE                      POSITIONS
-----------------------  -----  ------------------------------------------------
 Scott W. Hartman  . .    35    Chairman of the Board(1)(2)(4)

 David L. Lokken . . .    51    President, Chief Executive Officer and
                                 Director(2)(4)

 Brian S. Aune . . . .    42    Vice President and Chief Financial Officer

 Brian S. Carr . . . .    41    Managing Director of Sun Valley Operations

 Richard Adey  . . . .    39    Managing Director of United Kingdom Operations

 Michael A. Riley  . .    52    Vice President-Hydromechanical Business Unit

 Daniel J. Lubeck  . .    36    Secretary and Director(2)

 John G. Makoff  . . .    35    Director

 Joel F. McIntyre  . .    59    Director(1)(3)

 Daniel C. Toomey, Jr.    34    Director(1)(3)

 Mellon C. Baird . . .    67    Director(3)(4)

_________________

(1)  Member of Compensation Committee
(2)  Member of Nominating Committee
(3)  Member of Audit Committee
(4)  Member of Executive Committee

     SCOTT W. HARTMAN became a director of the Company in December 1996 and became Chairman of the Board of the Company in March 1997. Since March 1995, Mr. Hartman has served as Chief Operating Officer of Unique Investment Corporation ("Unique"). From December 1993 until he joined Unique, Mr. Hartman served as Chief Executive Officer of Nucor World Industries, a private holding company. From December 1991 until December 1993, Mr. Hartman served as a Vice President of Business Development for City National Bank, and from May 1983 until he joined City National Bank, he held various management positions with Emerson Electric Company. Mr. Hartman earned a B.S. from Indiana University.

     DAVID L. LOKKEN joined the Company in May 1989 as Executive Vice President and Chief Operating Officer and has served as President and Chief Executive Officer of the Company since June 1993. From November 1985 until he joined the Company, Mr. Lokken served as Vice President and General Manager of Cleveland Pneumatic's Product Service Division. Mr. Lokken holds a B.S. in Electrical Engineering from North Dakota State University and an M.B.A. from Arizona State University.

     BRIAN S. AUNE joined the Company as Vice President of Finance and Administration in 1992 and has served as Vice President and Chief Financial Officer of the Company since August 1994. Before joining the Company, Mr. Aune held various finance and management positions with Dunlop Aviation, BEI Motion Systems Electronics and Eastman Kodak. Mr. Aune has a B.A. in Accounting from Eastern Washington University and an M.B.A. from the University of San Diego.


                                          4.

     BRIAN S. CARR became Managing Director of Sun Valley Operations in November 1997 after having served as Vice President--Landing Gear Business Unit since he joined the Company in January 1993. From 1980 until he joined the Company, Mr. Carr held various engineering, technical sales and management positions with Cleveland Pneumatic's Product Service Division and Dowty Aerospace. Mr. Carr holds a B.S. in Aerospace Engineering Technology from Kent State University.

     RICHARD ADEY became the Company's Managing Director of United Kingdom Operations following the acquisition of substantially all of the assets of the landing gear repair and overhaul operations of British Airways plc. in February 1998. Since March 1996, Mr. Adey has been a Senior Manager for British Airways Engineering, in charge of overhauling landing gear, flap tracks and flap carriages on British Airways' aircraft. From 1994 until he joined British Airways Engineering, Mr. Adey served as Operations Director for Woodhead Manufacturing Ltd. From 1984 through 1993, Mr. Adey served as a Senior Consultant with Coopers & Lybrand, specializing in operations management and process improvement within commercial organizations. Mr. Adey holds a BSc in Production Engineering and Engineering Management from the University of Nottingham and an MSc in Manufacturing Technology and Business Management from Cranfield Institute.

     MICHAEL A. RILEY joined the Company's predecessor as Vice President of Marketing in October 1989 and has served as Vice President--Hydromechanical Business Unit since January 1994. From 1982 until he joined the Company,
Mr. Riley held various positions in the aerospace/aircraft industry with Abex Aerospace and Dunlop Aviation. Mr. Riley served as a helicopter pilot in the United States Navy and received a B.S. in Engineering from the United States Naval Academy, Annapolis, Maryland.

     DANIEL J. LUBECK joined the Company as Secretary and a director in December 1996. Since July 1996, Mr. Lubeck has served as President of Unique. From March 1993 until he joined Unique, Mr. Lubeck was an attorney with McIntyre, Borges & Burns LLP, a multi-service law firm, after having worked as an attorney with Paul, Hastings, Janofsky & Walker from 1987 until 1992 and with Manatt, Phelps & Philips, LLP from 1992 until 1993. Mr. Lubeck earned a J.D. from University of Southern California and holds a B.A. from University of California, San Diego.

     JOHN G. MAKOFF became a director of the Company in December 1996.
Mr. Makoff founded Unique in June 1993 and currently serves as its Chief Executive Officer. From June 1991 until he founded Unique, Mr. Makoff served as Manager for Computerland of Pasadena, Inc., a computer reseller. Mr. Makoff holds a B.A. from Lewis & Clark University.

     JOEL F. MCINTYRE became a director of the Company in February 1998. From 1963 through 1993, Mr. McIntyre was an attorney with the law firm of Paul, Hastings, Janofsky and Walker. In 1993, Mr. McIntyre founded the law firm of McIntyre, Borges & Burns LLP and currently serves as its Managing Partner. Mr. McIntyre currently serves on the Board of Directors of International Aluminum Corporation, a publicly-held company. Mr. McIntyre received a B.A. from Stanford University in 1960 and a J.D. from University of California, Los Angeles in 1963.

     DANIEL C. TOOMEY, JR. became a director of the Company in February 1998. Since January 1998, Mr. Toomey has served as the President and Chief Executive Officer of Nomadix, LLC. Mr. Toomey served as Vice President and Chief Financial Officer of Eltron International, Inc., a publicly-held company ("Eltron"), from October 1992 until December 1997. From 1987 until he joined Eltron, Mr. Toomey was employed with Arthur Andersen LLP, where he served as Manager in the Enterprise Division of its Woodland Hills, California office. Mr. Toomey received a B.A. from the University of California, Los Angeles in 1986.

     MELLON C. BAIRD became a director of the Company in March 1998. Mr. Baird has served as Chairman, President and Chief Executive Officer of Delfin Systems since 1990. From 1987 to 1989, Mr. Baird served as President and Chief Executive Officer of Tracor, Inc., a privately-held company ("Tracor"). From 1986


                                          5.

until 1987, Mr. Baird served as President, Chief Operating Officer and a director of Tracor, a publicly-held company. Mr. Baird currently serves on the Board of Directors of Software Spectrum, Inc. and EDO Corporation, which are both publicly-held companies. Mr. Baird received a B.B.A. and an M.B.A. from University of North Texas in 1956 and 1961, respectively.

     The Company's executive officers are appointed by, and serve at the discretion of, the Board of Directors of the Company. See "Compensation of Directors and Executive Officers--Employment Arrangements." The Company's Directors serve until the next annual meeting of shareholders or until successors are elected and qualified. There are no family relationships among the officers or directors of the Company.

MEETINGS; ATTENDANCE; COMMITTEES

     During the fiscal year ended December 31, 1997, the Board of Directors of the Company did not meet and took action four times by unanimous written consent. In November 1997, the Board of Directors established an Audit Committee, a Compensation Committee and a Nominating Committee. The committees did not meet during the last fiscal year. In February 1998, the Board of Directors established an Executive Committee. The Company consummated the initial public offering of its Common Stock in February 1998.

     The Audit Committee is composed of Messrs. McIntyre, Toomey and Baird. The functions of the Audit Committee include recommending to the Board of Directors the selection and retention of independent auditors, reviewing the scope of the annual audit undertaken by the Company's independent auditors and the progress and results of their work and reviewing the financial statements of the Company and its internal accounting and auditing procedures. The Compensation Committee is composed of Messrs. Hartman, McIntyre and Toomey. The functions of the Compensation Committee include establishing the compensation of the Chief Executive Officer, reviewing and approving executive compensation policies and practices, reviewing salaries and bonuses for certain executive officers of the Company, administering the Company's employee stock option plans and considering such other matters as may from time to time be delegated to the Compensation Committee by the Board of Directors. The function of the Nominating Committee, which consists of Messrs. Hartman, Lokken and Lubeck, is to select the slate of directors to be presented to the shareholders for election at the annual meeting of the shareholders of the Company. The Board of Directors has also established an Executive Committee to advise the Company on strategic planning matters. The Executive Committee is composed of Messrs. Hartman, Lokken and Baird. The Company has no other committees of its Board of Directors. The Nominating Committee may consider director nominees recommended by the Company's shareholders if recommendations are submitted to the Company in the manner provided under "Submission of Shareholder Proposals."

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers, as well as persons who own more than ten percent of the Company's Common Stock, to file with the Securities and Exchange Commission ("SEC") initial reports of beneficial ownership and reports of changes in beneficial ownership of the Common Stock. Directors, executive officers and greater-than-ten-percent shareholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file. Based solely on a review of copies of reports filed with the SEC and submitted to the Company, the Company believes that all of the Company's directors, executive officers and greater-than-ten-percent shareholders filed all required reports on a timely basis upon and after the consummation of the initial public offering of the Company's Common Stock in February 1998 (the "Offering").


                                          6.

                   COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE COMPENSATION

     The following table sets forth certain compensation earned or accrued during the years ended December 31, 1995, 1996 and 1997 by the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers whose total salary and bonus during the year ended December 31, 1997 exceeded $100,000 (collectively, the "Named Executive Officers"):

                              SUMMARY COMPENSATION TABLE


                                                                                       ANNUAL COMPENSATION
                                                                            --------------------------------------
                      NAME AND PRINCIPAL POSITION                            YEAR         SALARY          BONUS(1)         OTHER
----------------------------------------------------------------------      ------       ---------       ----------     -----------
 David L. Lokken . . . . . . . . . . . . . . . . . . . . . . . . . . .      1997          $233,147        $44,358            -
   Chief Executive Officer                                                  1996           192,566         67,125        $173,220(2)
                                                                            1995           184,256           --               -
 Brian S. Aune . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1997          $117,302        $21,097             -
   Chief Financial Officer                                                  1996            98,440         28,763             -
                                                                            1995           100,509           --               -
 Brian S. Carr . . . . . . . . . . . . . . . . . . . . . . . . . . . .      1997          $125,156        $21,097             -
   Managing Director of Sun Valley Operations                               1996           111,258         26,910             -
                                                                            1995           104,785           --               -
 Michael A. Riley  . . . . . . . . . . . . . . . . . . . . . . . . . .      1997          $113,430        $18,663             -
   Vice President--Hydromechanical Business Unit                            1996            95,584         23,550             -
                                                                            1995            93,335           --               -

___________

(1)  Bonus amounts are shown in the year accrued.
(2) Nonrecurring payment made for services rendered in connection with BTR Dunlop, Inc.'s sale of the Company, of which 31% was paid in 1996 and 69% was paid in 1997.

EMPLOYMENT ARRANGEMENTS

     In November 1996, the Company entered into an employment agreement with David L. Lokken pursuant to which Mr. Lokken agreed to serve as the Company's President and Chief Executive Officer. The employment agreement is for an initial term of five years and as amended in 1997 provides for an annual base salary of $205,000, a performance bonus to be awarded in accordance with the terms and conditions of a separate Management Incentive Compensation Plan, and a monthly automobile allowance of $1,500. Pursuant to the employment agreement, the Company may terminate Mr. Lokken's employment with or without cause at any time before its term expires upon providing written notice. In the event the Company terminates Mr. Lokken's employment without cause, Mr. Lokken would be entitled to receive a severance amount equal to his annual base salary for the greater of two years or the balance of the term of his employment agreement and a bonus for the year of termination. In the event of a termination by reason of Mr. Lokken's death or permanent disability, his legal representative will be entitled to receive his annual base salary for the remaining term of his employment agreement.

     In November 1996, the Company also entered into employment agreements with each of Brian S. Aune, the Company's Vice President and Chief Financial Officer, Brian S. Carr, the Company's Managing Director of Sun Valley Operations, and Michael A. Riley, the Company's Vice President--Hydromechanical Business Unit. The employment agreements are each for an initial term of three years and as amended in


                                          7.

1997 provide for annual base salaries of $130,000, $130,000 and $115,000, respectively, performance bonuses to be awarded in accordance with the terms and conditions of a separate Management Incentive Compensation Plan, and monthly automobile allowances of $750. In the event the Company terminates their employment without cause, Messrs. Aune, Carr and Riley would each be entitled to receive a severance amount equal to his respective annual base salary for the greater of one year or the balance of the term of his employment agreement and a bonus for the year of termination. In the event of a termination by reason of Messrs. Aune's, Carr's or Riley's death or permanent disability, his legal representative will be entitled to receive his annual base salary for the remaining term of his employment agreement.

     In addition, pursuant to each of their amended employment agreements, in the event of, or termination following, a change in control of the Company, as defined in the agreements, Mr. Lokken and each of Messrs. Aune, Carr and Riley would be entitled to receive 18 and 12 months' salary, respectively, based on the total annual salary then in effect paid according to a schedule to be determined at the time such event occurs.

DIRECTOR COMPENSATION

     Each non-employee director receives a cash fee of $1,500 per regular and special Board meeting attended in person and $1,000 per telephonic Board meeting and an additional $500 per month for being a member of one or more committees of the Board. Each non-employee director is expected to receive, as additional director compensation, such number of options as determined by the Board to purchase shares of Common Stock per year at an exercise price equal to the fair market value of the Common Stock on the date of grant. In January 1998, Daniel
C. Toomey, Jr. and Joel F. McIntyre were each granted five-year options to purchase up to 14,861 shares, exercisable at $8.00 per share, vesting 33 1 3% per year beginning on the first anniversary of the effective date of the Offering. In March 1998, the Company granted Mellon C. Baird five-year options to purchase up to 14,861 shares, exercisable at the then market price, vesting 33 1/3% per year beginning on the first anniversary of the date of grant. The directors are also reimbursed for expenses incurred in connection with the performance of services as directors.


                                          8.

STOCK OPTIONS

     The following table sets forth certain information with respect to stock options granted by the Company to the Named Executive Officers during the fiscal year ended December 31, 1997:


                                                        OPTION GRANT TABLE

                                OPTION GRANTS DURING THE FISCAL YEAR ENDED DECEMBER31,1997
                                                                                                               POTENTIAL REALIZABLE
                                                                                                                 VALUE AT ASSUMED
                                                                                                               ANNUAL RATES OF STOCK
                                                                                                                PRICE APPRECIATION
                                                                                                                        FOR
                                                      INDIVIDUAL GRANTS                                             OPTION TERM
                        -------------------------------------------------------------------------------        ---------------------
                         NUMBER OF
                         SHARES OF         % OF TOTAL
                        COMMON STOCK         OPTIONS
                         UNDERLYING        GRANTED TO      EXERCISE
                          OPTIONS         EMPLOYEES IN       PRICE                EXPIRATION
        NAME              GRANTED          FISCAL YEAR     ($/SH)(3)                 DATE                        5%            10%
        ----            -------------     --------------   ----------       ---------------------------        -------     ---------

David L. Lokken          187,471(1)            50.0%          $8.00         72,105 on November 14, 2002        605,682       634,524
                                                                            115,366 November 14, 2003          969,074     1,015,220

Brian S. Aune             43,261(2)            11.5%          $8.00         14,420 on November 14, 2002        121,128       126,896
                                                                            28,841 on November 14, 2003        242,264       253,800

Brian S. Carr             43,261(2)            11.5%          $8.00         14,420 on November 14, 2002        121,128       126,896
                                                                            28,841 on November 14, 2003        242,264       253,800

Michael A. Riley          43,261(2)            11.5%          $8.00         14,420 on November 14, 2002        121,128       126,896
                                                                            28,841 on November 14, 2003        242,264       253,800

________________

(1) 72,105 of these options were fully vested and exercisable on the date of grant and are for a term of five years. 115,366 of these options are for a term of six years, subject to earlier termination in certain events related to termination of employment, and vest at the rate of 5% every three months after the grant date so that all of the options will be fully vested and exercisable on the fifth anniversary of the grant date.
(2) 14,420 of these options were fully vested and exercisable on the date of grant and are for a term of five years. 28,841 of these options are for a term of six years, subject to earlier termination in certain events related to termination of employment, and vest at the rate of 5% every three months after the grant date so that all of the options will be fully vested and exercisable on the fifth anniversary of the grant date.
(3) The exercise price and tax withholding related to exercise may be paid by delivery of already owned shares or by offset of the underlying shares, subject to certain conditions. With respect to options granted under the Company's 1997 Stock Option Plan, the stock option committee retains discretion, subject to plan limits, to modify the terms of outstanding options and to reprice the options.


                                          9.

     The following table sets forth certain information with respect to stock option exercises by the Named Executive Officers during fiscal year 1997 and held by them as of December 31, 1997:


                                OPTION EXERCISES AND YEAR-END VALUE TABLE

                             AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                                          AND YEAR-END OPTION VALUES

                                                                                NUMBER OF
                                                                                SHARES OF
                                                                              COMMON STOCK                      VALUE OF
                                                                               UNDERLYING                      UNEXERCISED
                                                                               UNEXERCISED                    IN-THE-MONEY
                                                                                 OPTIONS                         OPTIONS
                                  SHARES                                       AT YEAR-END                   AT YEAR-END(1)
                                 ACQUIRED                                  -------------------            -------------------
                                    ON                 VALUE                  EXERCISABLE/                    EXERCISABLE/
           NAME                  EXERCISE             REALIZED                UNEXERCISABLE                   UNEXERCISABLE
           ----                -------------       --------------           -------------------            -------------------
 David L. Lokken                       -                    -                  72,105/115,366                      0/0
 Brian S. Aune                         -                    -                   14,420/28,841                      0/0
 Brian S. Carr                         -                    -                   14,420/28,841                      0/0
 Michael A. Riley                      -                    -                   14,420/28,841                      0/0

_________________

(1) Amounts are shown as the positive spread between the exercise price and the fair market value (based on the initial public offering price of $8.00 per share). At year-end the Company's Common Stock was not traded on an established public trading market.

MANAGEMENT STOCK OPTIONS

     In November 1997, the Board of Directors granted five-year management stock options to purchase an aggregate of 115,365 shares of Common Stock to David L. Lokken, Brian S. Aune, Brian S. Carr, and Michael A. Riley. These options are in addition to those granted under the 1997 Stock Option Plan described below. All of these options are vested and are exercisable at $8.00 per share.

STOCK OPTION PLAN

     In November 1997, the Board of Directors adopted the Company's 1997 Stock Option Plan (the "1997 Plan"). The 1997 Plan, which was approved by the Company's shareholders in November 1997, provides for the grant of options to directors, officers, other employees and consultants of the Company to purchase up to an aggregate of 634,514 shares of Common Stock. The purpose of the 1997 Plan is to provide participants with incentives that will encourage them to acquire a proprietary interest in, and continue to provide services to, the Company. The 1997 Plan is to be administered by the Board of Directors, or a committee of the Board, which has discretion to select optionees and to establish the terms and conditions of each option, subject to the provisions of the 1997 Plan. Options granted under the 1997 Plan may be "incentive stock options" as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or nonqualified options.

     The exercise price of incentive stock options may not be less than the fair market value of Common Stock as of the date of grant (110% of the fair market value if the grant is to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). The Code currently limits to $100,000 the aggregate value of Common Stock that may be acquired in any one year pursuant to incentive stock options under the 1997 Plan or any other option plan adopted by the Company. Nonqualified options may be granted under the 1997 Plan at an exercise price of not less than 85% of the fair market value of the Common Stock on the date of grant. Nonqualified options may be granted without regard


                                         10.

to any restriction on the amount of Common Stock that may be acquired pursuant to such options in any one year. Options may not be exercised more than ten years after the date of grant (five years after the date of grant if the grant is an incentive stock option to an employee who owns more than 10% of the total combined voting power of all classes of capital stock of the Company). Options granted under the 1997 Plan generally are nontransferable, but transfers may be permitted under certain circumstances in the discretion of the administrator. Shares subject to options that expire unexercised under the 1997 Plan will once again become available for future grant under the 1997 Plan. The number of options outstanding and the exercise price thereof are subject to adjustment in the case of certain transactions such as mergers, recapitalizations, stock splits or stock dividends. The 1997 Plan is effective for ten years, unless sooner terminated or suspended.

     In November 1997, the Board of Directors of the Company granted six-year options to purchase an aggregate of 259,572 shares of Common Stock under the 1997 Plan, of which 230,730 were granted to David L. Lokken, Brian S. Aune, Brian S. Carr, Michael A. Riley and Richard Adey. All of these options are exercisable at $8.00 per share. The options generally will be subject to vesting and will become exercisable at a rate of 5% every three months from the date of grant, subject to the optionee's continuing employment with the Company. Each of the option agreements for Messrs. Lokken, Aune, Carr, Riley and Adey provides that all options will become fully vested and exercisable upon a change in control of the Company, as defined in the agreements.

     In general, upon termination of employment of an optionee, all options granted to such person which are not exercisable on the date of such termination will immediately terminate, and any options that are exercisable will terminate not less than three months (six months in the case of termination by reason of death or disability) following termination of employment.

     To the extent nonqualified options are granted under the 1997 Plan, the Company intends to issue such options with an exercise price of not less than the market price of the Common Stock on the date of grant.

EMPLOYEE DEFINED BENEFIT PLAN

     GENERAL. On January 1, 1997 the Board of Directors adopted the Employee Defined Benefit Pension Plan (the "Pension Plan") for the benefit of the eligible employees of the Company. The primary purpose of the Pension Plan is to provide a retirement benefit for participating employees. All employees of the Company are eligible to participate in the Pension Plan on the January 1st next following their date of hire. Employees who are covered by collective bargaining units and whose retirement benefits are the subject of good faith bargaining, however, are not eligible to participate in the Pension Plan.

     ADMINISTRATION. The Pension Plan is administered by a committee (the "Plan Committee") whose members are appointed by the Board of Directors of the Company. The Plan Committee oversees the day-to-day administration of the Pension Plan and has the authority to take action and make rules and regulations necessary to carry out the purposes of the Pension Plan.

     NORMAL RETIREMENT BENEFITS AND VESTING.   The Pension Plan provides for
employer contributions only. Each year, the Company makes a contribution to the pension plan equal to the minimum funding requirement sufficient to fund for the benefits being accrued under the Pension Plan for the year. The Pension Plan provides for a normal retirement benefit payable on a monthly basis for the lifetime of the participant. The normal retirement benefit is equal to the participant's credited benefit service (up to a maximum of 35 years) times the sum of 0.75% of the participant's final average monthly compensation plus 0.65% of such compensation in excess of the participant's average monthly wage. However, the benefit actually payable from the Pension Plan will be reduced for any benefits payable (or paid) with respect to service credited from the Defined Benefit Pension Plan of the Company's predecessor.


                                         11.

     For purposes of calculating a participant's normal retirement benefits, average monthly compensation is defined in the Pension Plan as average monthly compensation during the five consecutive plan years of the participant's employment which yields the highest average compensation.

     No maximum monthly benefit payable under the Pension Plan is to exceed the applicable Internal Revenue Code Section 415 limit ($10,416.67 for 1997) adjusted actuarially to reflect a participant's retirement age if the retirement age is other than the social security retirement age. The monthly retirement benefit payable by the Pension Plan is a benefit payable in the form of a straight life annuity with no ancillary benefits. For a participant who is to receive benefits other than in the form of a straight life annuity, the monthly retirement benefit will be adjusted to an equivalent benefit in the form of a straight life annuity on an actuarial equivalent basis.

     A participant becomes fully vested in his accrued benefits under the Pension Plan upon attainment of normal retirement age (age 65), permanent disability, death or the termination of the Pension Plan. If a participant terminates employment with the Company prior to retirement, death or disability, the vested interest he has in accrued benefits under the Pension Plan is based on years of service, with 0% vesting for less than five years of service and 100% vesting after five or more years of service.

     PENSION PLAN INVESTMENTS. The Plan Committee selects vehicles for the investment of plan assets. The Plan Committee then directs the trustee to invest employer contributions in the investment option selected by the Plan Committee under the Pension Plan.

     PENSION PLAN AMENDMENT OR TERMINATION. Under the terms of the Pension Plan, the Company reserves the right to amend or terminate the Pension Plan at any time and in any manner. No amendment or termination, however, may deprive a participant of any benefit accrued under the Pension Plan prior to the effective date of the amendment or termination.

     ESTIMATED MONTHLY BENEFITS. The following table sets forth the estimated monthly benefits under the Pension Plan, without regard to any offsetting benefit which may be payable from the Defined Benefit Pension Plans of the Company's predecessors for service prior to January 1, 1997, based on the current benefit structure and assuming the participant's current age is 50.

                                  PENSION PLAN TABLE



                                        15       20       25       30       35
                                     -------  -------   ------   ------   ------
            REMUNERATION                         YEARS OF SERVICE
---------------------------------    -------------------------------------------
      $125,000 . . . . . . . . . .   $1,743   $2,323   $2,904   $3,485   $4,066
       150,000 . . . . . . . . . .    2,180    2,907    3,633    4,360    5,087
       175,000 . . . . . . . . . .    2,355    3,140    3,925    4,710    5,495
       200,000 . . . . . . . . . .    2,355    3,140    3,925    4,710    5,495
       225,000 . . . . . . . . . .    2,355    3,140    3,925    4,710    5,495
       250,000 . . . . . . . . . .    2,355    3,140    3,925    4,710    5,495
       300,000 . . . . . . . . . .    2,355    3,140    3,925    4,710    5,495
       400,000 . . . . . . . . . .    2,355    3,140    3,925    4,710    5,495
       450,000 . . . . . . . . . .    2,355    3,140    3,925    4,710    5,495
       500,000 . . . . . . . . . .    2,355    3,140    3,925    4,710    5,495

     The compensation covered by the Pension Plan includes basic salary or wages, overtime payments, bonuses, commissions and all other direct current compensation but does not include contributions by the Company to Social Security, benefits from stock options (whether qualified or not), contributions to this or any other retirement plans or programs or the value of any other fringe benefits provided at the expense of


                                         12.

the Company. For benefit calculation purposes, a "highest five-year" average of compensation is used. Benefits are paid as straight-life annuities with no subsidies or effects. The compensation covered by the Pension Plan for all of the Named Executive Officers was limited to $160,000 in accordance with
Section 401(a)(17) of the Code.

     The years of credited service for each Named Executive Officer who participates in the Pension Plan are as follows:


                                 NAME                                    YEARS
      ---------------------------------------------------------------   -------
      David L. Lokken  . . . . . . . . . . . . . . . . . . . . . . .    9 years
      Brian S. Aune  . . . . . . . . . . . . . . . . . . . . . . . .    6 years
      Brian S. Carr  . . . . . . . . . . . . . . . . . . . . . . . .    5 years
      Michael A. Riley . . . . . . . . . . . . . . . . . . . . . . .    8 years

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     In November 1997, Joel F. McIntyre, Scott W. Hartman and Daniel C. Toomey, Jr. were appointed to serve on the Compensation Committee of the Company's Board of Directors. Mr. McIntyre, who is a Director of the Company and also a member of its Audit Committee is a member of the law firm of McIntyre, Borges & Burns LLP ("McIntyre, Borges & Burns"). During the 12 months ended December 31, 1997, the Company paid McIntyre, Borges & Burns approximately $4,700 for legal services rendered. Mr. Hartman, who is Chairman of the Company's Board of Directors is a principal of Unique Investment Corporation. During the 12 months ended December 31, 1997, the Company paid Unique $330,000 in management fees and reimbursable expenses.


                         REPORT OF THE COMPENSATION COMMITTEE
                 OF THE BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors is a standing committee comprised of three outside directors. One of the Compensation Committee's functions is to recommend to the Board of Directors base salary, incentive compensation and stock option awards for the executive officers of the Company. Each of the principal executive officers of the Company is presently employed pursuant to a written Employment Agreement. The Employment Agreement with Mr. Lokken provides for a term ending on October 31, 2001. The Employment Agreements with Messrs. Aune, Carr and Riley are each for a term ending on October 31, 1999. The Employment Agreement with Richard Adey provides for a term ending on February 3, 2001. Each Employment Agreement provides for the payment of a base salary and participation by the executive officer in the Company's Management Incentive Compensation Plan pursuant to a Management Incentive Compensation Agreement executed by the Company and the executive officer. Stock option awards are made pursuant to the Company's 1997 Stock Option Plan. No member of the Compensation Committee is eligible to participate in any of the plans or programs which it administers.

     COMPENSATION PHILOSOPHY. The Compensation Committee's primary objective is to craft a compensation package for the Company's executive officers so as to align the interest of management with the long-term interests of the Company's shareholders by tying major portions of executive compensation to attaining individual and the Company's performance objectives which are directed at enhancing shareholder value. A second goal of the Compensation Committee is to implement a compensation philosophy that will both attract and retain the experienced and talented individuals who are essential to the Company's long-term success. The Committee intends to regularly review publicly available information regarding compensation


                                         13.

programs and philosophies of the Company's competitors and other entities of a comparable size with the Company, with the objective of ensuring that the Company's compensation philosophy and programs remain competitive and appropriate.

     Each executive officer's compensation package is comprised of three principal components: (i) base salary; (ii) annual incentive compensation; and
(iii) stock options.

     BASE SALARY. The current base salary of each of the Company's principal executive officers is set forth in the Employment Agreement between the Company and such executive officer. As a general principle, the Compensation Committee will attempt to establish and maintain base salaries within the range of salaries for companies of a size and engaged in a business comparable to the Company. Among the specific factors which are considered in establishing base salary levels for the Company's principal executive officers are (i) the executive officer's recent and long-term performance; (ii) identifiable contribution by the executive officer to the Company meeting its performance objectives; (iii) level of responsibility; and (iv) years of service with the Company. Performance goals for each principal executive officer are established prior to the beginning of each fiscal year. These goals are established by the Chief Executive Officer with respect to other officers and by the Compensation Committee with respect to the Chief Executive Officer.

     MANAGEMENT INCENTIVE COMPENSATION PLAN. Certain employees of the Company (including the Company's principal executive officers) are participants in the Company's Management Incentive Compensation Plan (the "Plan") pursuant to which they are entitled to receive performance based bonuses. Under the Plan, bonuses are based on the Company's actual percentage achievement (versus forecast) with respect to revenue, net income and return on net assets (calculated based upon Company operating income and average net assets). Under the Plan, the President and Vice Presidents have the potential of receiving bonuses equal to forty percent (40%) and thirty percent (30%) of their base salaries for the fiscal year, respectively, which can be doubled if the Company achieves between one hundred percent (100%) and one hundred twenty percent (120%) of forecast net income and at least one hundred percent (100%) of forecast revenues and return on net assets.

     STOCK OPTIONS. Stock options are granted to principal executive officers under the Company's 1997 Stock Option Plan. The purpose of the 1997 Plan is to encourage and facilitate stock ownership by participants and to provide incentives to participants to remain in the employ of the Company and contribute to enhancing shareholder value over the long-term. The 1997 Plan is administered by the Board of Directors which has the discretion to select optionees and the terms and conditions of each option, subject to the provisions of the 1997 Plan. Options granted under the 1997 Plan may be "incentive stock options" as defined in Section 422 of the Code or nonqualified options.

     The foregoing report on executive compensation is provided by the following members of the Compensation Committee of the Board of Directors:

     Joel F. McIntyre, Chairman of the Compensation Committee
     Scott W. Hartman
     Daniel C. Toomey, Jr.


                                         14.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

     The following table sets forth the beneficial ownership of Common Stock as of June 18, 1998 by: (i) each person known by the Company to beneficially own 5% or more of the outstanding shares of Common Stock, (ii) each director of the Company, (iii) each Named Executive Officer of the Company, and (iv) all directors and executive officers of the Company as a group.


                                           Number of Shares of   Percentage of
             Name and Address(1)            Common Stock(2)      Outstanding(2)
-----------------------------------------  -------------------   ---------------
 Melanie L. Bastian  . . . . . . . . . . .       961,252             16.5%
 John G. Makoff  . . . . . . . . . . . . .       444,943              7.6
 Daniel J. Lubeck  . . . . . . . . . . . .       330,120              5.7
 Scott W. Hartman  . . . . . . . . . . . .       330,120              5.7
 David L. Lokken(3)  . . . . . . . . . . .       232,940              3.9
 Brian S. Aune(4)  . . . . . . . . . . . .        47,452                *
 Brian S. Carr(4)  . . . . . . . . . . . .        47,452                *
 Michael A. Riley(4) . . . . . . . . . . .        47,452                *
 Daniel C. Toomey, Jr. . . . . . . . . . .         2,000                *
 Joel F. McIntyre(5) . . . . . . . . . . .         2,000                *
 Mellon C. Baird . . . . . . . . . . . . .         2,000                *
 All directors and executive
 officers as a group (11 persons)  . . . .     1,489,363             24.9

___________

 *   Less than 1%.
(1) The address for all persons is c/o the Company at 11240 Sherman Way, Sun Valley, California 91352.
(2) Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to the securities. Shares of Common Stock subject to options currently exercisable, or exercisable within 60 days of June 18, 1998, are deemed outstanding for computing the percentage of the person holding such options but are not deemed outstanding for computing the percentage of any other person. Except as indicated by footnote and subject to community property laws where applicable, the persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them.
(3) Includes 89,410 shares issuable upon exercise of vested options to purchase common stock and 143,530 shares held by the David L. Lokken and Susan M. Lokken Revocable Trust Dated 3-20-98, of which Mr. Lokken is a co-trustee.
(4) Includes 18,746 shares issuable upon exercise of vested options to purchase common stock.
(5) Consists of 2,000 shares held by Paul, Hastings, Janofsky & Walker for the benefit of Joel F. McIntyre as a self-directed retirement account.


                                         15.

                    CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Effective November 1, 1996, Aqhawk, an entity wholly-owned by the shareholders of Unique Investment Corporation and the Company's executive officers ("Aqhawk"), purchased all of the outstanding capital stock of the Company from BTR Dunlop, Inc. (the "BTR Transaction"). The purchase price Aqhawk paid was $29,802,861, consisting of (i) $18,828,841 obtained through debt financing provided by Bank of America National Trust and Savings Association ("Bank of America") to the Company (the "Bank of America Loan"), which then loaned such amount to Aqhawk, (ii) $6,500,000 obtained through a subordinated note (the "Subordinated Note") provided by Melanie Bastian, a principal shareholder and the former Chairman of the Company, to Unique which then loaned such amount to Aqhawk, (iii) $2,000,000 obtained in return for the issuance to Ms. Bastian of 400 shares of Preferred Stock of Aqhawk, and (iv) the remaining amount obtained through cash provided by the Company. In December 1996, Aqhawk was merged with the Company. In the merger, each two shares of common stock of Aqhawk were converted into one share of common stock of the Company, and each share of preferred stock was converted into one share of preferred stock of the Company.

     In connection with the BTR Transaction, BTR Dunlop, Inc. ("BTR") entered into an Environmental Indemnity Agreement pursuant to which it agreed to indemnify Aqhawk and the Company against losses arising from any finding that the Company or Aqhawk is liable for the handling, storage and disposal of hazardous substances on, around or originating from the Company's facilities that existed on or before November 1, 1996, including any future amounts for which the Company may be responsible in connection with certain lawsuits filed regarding the groundwater in the San Fernando Valley Basin. BTR and its subsidiary also agreed not to compete against the Company in the repair and overhaul of aircraft landing gear for a period of three years following the BTR Transaction. In addition, BTR granted the Company an exclusive, worldwide, royalty-free license to use the Hawker Pacific logo and name, for as long as the Company continues to use such marks, in connection with the repair and overhaul of aircraft landing gear and a non-exclusive right to use the logo and name for the same period in connection with all other operations of the Company.

     To obtain a portion of the purchase price paid for the Company in connection with the BTR Transaction, in November 1996, the Company issued the Subordinated Note in the aggregate principal amount of $6.5 million. The Subordinated Note bears interest at the rate of 11.8% per annum paid monthly and matures January 1, 2001. The Company has agreed to use $1.5 million of the funds provided by the Amended and Restated Business Loan Agreement, dated January 23, 1998 (the "Amended Loan Agreement"), with Bank of America to repay a portion of the $6.5 million Subordinated Note. The remaining balance of the Subordinated Note has been replaced by a new $5 million promissory note. The new note bears interest at a fixed rate of 11.8% per annum, requires the Company to make monthly payments of interest only, and matures on the earlier of June 30, 2005 or 180 days after the termination of the Amended Loan Agreement.

     Pursuant to a Limited Guaranty dated as of November 27, 1996 by Melanie L. Bastian in favor of Bank of America, in connection with the Bank of America Loan, Ms. Bastian guaranteed the Company's payment obligations, and the shareholders of the Company pledged as collateral for the loan all of their capital stock of the Company. Ms. Bastian's guarantee and the pledges were released upon the consummation of the Offering.

     As of September 30, 1997, all of the Company's issued and outstanding shares of preferred stock were held by Ms. Bastian. Upon the closing of the Offering all of the outstanding shares of preferred stock were converted into 250,000 shares of Common Stock.

     In September and October 1997, Ms. Bastian purchased an aggregate of 101,619 shares of Common Stock for $1,000,000 ($9.84 per share).


                                         16.

     The Company and Unique entered into a management agreement dated March 1, 1997 (the "Old Management Agreement"), pursuant to which the Company paid Unique management fees and reimbursable expenses totalling approximately $330,000 during the year ended December 31, 1997. In November 1997, the Company and Unique entered into a new management services agreement (the "Management Services Agreement") pursuant to which, upon the consummation of the Offering, the Old Management Agreement was terminated, and Unique became entitled to receive $150,000 per year payable monthly commencing in January 1999 for certain management services to be rendered to the Company. The Management Services Agreement will terminate upon the Company's completing an additional underwritten public offering in which selling shareholders offer 25% or more of the aggregate amount of securities offered in such offering.

     The Company also entered into a mergers and acquisitions agreement dated as of September 2, 1997 with Unique pursuant to which Unique received $300,000 upon the closing of the acquisition of substantially all of the assets of the landing gear repair and overhaul operations of British Airways plc, for services provided in connection with the acquisition. Amounts paid under the Old Management Agreement during 1998 were credited against this $300,000.

     During the 12 months ended December 31, 1997, the Company paid McIntyre, Borges & Burns approximately $4,700 for legal services rendered. Joel F. McIntyre is a director of the Company and is a member of the law firm of McIntyre, Borges & Burns.

                                 INDEPENDENT AUDITORS

     The Company's independent auditors for the fiscal year ended December 31, 1997 were Ernst & Young LLP, and the Board of Directors has selected Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 1998. A representative of Ernst & Young LLP will be available at the Annual Meeting to respond to appropriate questions or make any other statements as such representative deems appropriate.

                      AVAILABILITY OF ANNUAL REPORT ON FORM 10-K

     The Company will furnish without charge a copy of the Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 as filed with the Securities and Exchange Commission to any shareholder desiring a copy. Shareholders may request a copy by writing to the Company at:

                              Brian S. Aune
                              Chief Financial Officer
                              Hawker Pacific Aerospace
                              11240 Sherman Way
                              Sun Valley, California  91352


                         SUBMISSION OF SHAREHOLDER PROPOSALS

     Shareholders are advised that any shareholder proposal, including nominations to the Board of Directors, intended for consideration at the 1999 Annual Shareholders Meeting must be received by the Company no later than February 15, 1999 to be included in the proxy material for the 1999 Annual Meeting. It is recommended that shareholders submitting proposals direct them to Brian S. Aune, Chief Financial Officer of the Company, and utilize certified mail, return-receipt requested in order to ensure timely delivery.


                                         17.

                                    OTHER MATTERS

     The Board of Directors knows of no matter to come before the Annual Meeting other than as specified herein. If other business should, however, be properly brought before the Annual Meeting, the persons voting the proxies will vote them in accordance with their best judgment.

     THE SHAREHOLDERS ARE URGED TO COMPLETE, SIGN, AND RETURN PROMPTLY THE ACCOMPANYING PROXY IN THE ENCLOSED ENVELOPE.

                                   By Order of the Board of Directors

                                   /s/ Scott W. Hartman

                                   Scott W. Hartman
                                   CHAIRMAN OF THE BOARD

June 29, 1998

                            HAWKER PACIFIC AEROSPACE

       PROXY FOR ANNUAL MEETING OF SHAREHOLDERS, WEDNESDAY, JULY 29, 1998

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

    The undersigned hereby appoints Scott W. Hartman and David L. Lokken, and each or either of them, as proxy holders with power to appoint his substitute and hereby authorizes the proxy holders to represent and vote, as designated below, all the shares of Hawker Pacific Aerospace (the "Company") held of record by the undersigned on June 18, 1998 at the Annual Meeting of Shareholders to be held on Wednesday, July 29, 1998 at 10:00 A.M. or any and all adjournments thereof.

ELECTION OF          FOR all nominees listed below             WITHHOLD AUTHORITY
DIRECTORS:           (except as marked to the contrary         to vote for all nominees listed
                     below). / /                               below. / /

(INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, DRAW A LINE THROUGH
                             SUCH NOMINEE'S NAME.)

  Scott W. Hartman  David L. Lokken  Daniel J. Lubeck  John G. Makoff  Joel F.
                McIntyre  Daniel C. Toomey, Jr.  Mellon C. Baird

    In their discretion, the proxy holders are authorized to vote upon such other business as may properly be brought before the Annual Meeting or any and all adjournments thereof.

                          (CONTINUED ON REVERSE SIDE)

    THIS PROXY WILL BE VOTED AS SPECIFIED OR, IF NO CHOICE IS SPECIFIED, FOR THE ELECTION OF THE NOMINEES, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING AND ANY AND ALL ADJOURNMENTS THEREOF. IN THE EVENT ANY OF THE NOMINEES IS UNAVAILABLE FOR ELECTION OR UNABLE TO SERVE, THE SHARES REPRESENTED BY THIS PROXY MAY BE VOTED FOR A SUBSTITUTE NOMINEE SELECTED BY THE BOARD OF DIRECTORS.
                                              Dated: _____________________, 1998
                                              __________________________________
                                                          Signature
                                              __________________________________
                                                 (Signature, if held jointly)

                                              Please sign exactly as your name
                                              appears hereon. When shares are
                                              held by joint tenants, both should
                                              sign. When signing as attorney,
                                              executor, administrator, trustee
                                              or guardian, please give full
                                              title as such. If a corporation,
                                              please sign in full corporate name
                                              by the President or other
                                              authorized officer. If a
                                              partnership, please sign in
                                              partnership name by an authorized
                                              partner.

   PLEASE PROMPTLY MARK, SIGN, DATE, AND RETURN THIS PROXY USING THE ENCLOSED
                                   ENVELOPE.